UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 7, 2009
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.
     On or around November 30, 2005, George Porch filed a putative class action in the United States District Court for the Western District of Louisiana (the “Federal Court”) against Stone Energy Corporation (“Stone” or the “Company”), David Welch, Kenneth Beer, D. Peter Canty, and James Prince purporting to allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. Three similar complaints were filed soon thereafter. All complaints had asserted a putative class period commencing on June 17, 2005 and ending on October 6, 2005. All complaints contended that, during the putative class period, defendants, among other things, misstated or failed to disclose (i) that Stone had materially overstated Stone’s financial results by overvaluing its oil reserves through improper and aggressive reserve methodologies; (ii) that Stone lacked adequate internal controls and was therefore unable to ascertain its true financial condition; and (iii) that as a result of the foregoing, the values of Stone’s proved reserves, assets and future net cash flows were materially overstated at all relevant times. On March 17, 2006, these purported class actions were consolidated (the consolidated actions are collectively referred to herein as the “Securities Action”), with El Paso Fireman & Policeman’s Pension Fund designated as lead plaintiff.
     El Paso Fireman & Policeman’s Pension Fund filed a consolidated class action complaint on or about June 14, 2006 that expanded the putative class period for the Securities Action to commence on May 2, 2001 and to end on March 10, 2006.
     In a memorandum ruling filed on February 27, 2009, the Court dismissed El Paso Fireman & Policeman’s Pension Fund from the lawsuit, holding that El Paso Fireman & Policeman’s Pension Fund did not have capacity to sue or be sued. On September 30, 2009, the City of Knoxville Employees’ Pension Board was appointed as the new lead plaintiff in the Securities Action.
     On November 19 and 20, 2009, Stone and the City of Knoxville Employees’ Pension Board participated in a mediation in which they reached an agreement in principle to settle the Securities Action. The proposed settlement of the Securities Action is subject to certain approvals, including, but not limited to, approval by the Federal Court. On December 7, 2009, the Federal Court entered an order regarding the schedule for considering the proposed settlement of the Securities Action, which sets deadlines for, among other things, the filing of a motion for preliminary approval of the settlement (January 7, 2010); the mailing of notice and claim forms to the members of the proposed class (January 22, 2010); the filing of final papers in support of settlement, a plan of allocation, and plaintiff’s counsels’ application for attorneys’ fees (March 2, 2010); and the filing by putative class members of objections to the settlement or requests from exclusion from the putative class (March 9, 2010).
     If the settlement is consummated, Stone believes that the cost of the settlement should be covered by directors and officers insurance policies that Stone purchased for the Company and its officers and directors to cover losses resulting from securities-related civil liabilities.
     The proposed settlement of the Securities Action does not include settlement of the related derivative actions pending against Stone in state and federal courts in Louisiana.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: December 11, 2009	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer